Exhibit 99.1
Second Amendment to Sale and Purchase Agreement
By and among
Novy Investments Limited,
Weatherford International Ltd., a Bermuda company and
Weatherford International Ltd., a Swiss corporation
Dated June 24, 2010

This Second Amendment to Sale and Purchase Agreement (the “Amendment”) is made the 24th day of June, 2010, by and among Novy Investments Limited (“Novy”), Weatherford International Ltd., a Bermuda company (“Weatherford Bermuda”) and Weatherford International Ltd., a Swiss corporation (“Weatherford”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.
Whereas Novy, Weatherford and Weatherford Bermuda entered into a Sale and Purchase Agreement (the “Agreement”) dated May 29, 2009 relating to the sale by Novy to Weatherford of certain oilfield service businesses in consideration for the issuance of 24,328,006 Weatherford Shares to Novy;
Whereas the transactions contemplated by the Agreement completed on July 28, 2009, and Weatherford issued to Novy 24,328,006 Weatherford Shares;
Whereas Novy has disposed of 1,248,300 Weatherford Shares, such that the total number of Consideration Shares remaining eligible to become Guarantee Shares is 23,079,706.
Whereas Novy is entitled to certain value protection rights as set forth in Section 5.15 of the Agreement, including the relevant definitions and related provisions in the Agreement; and
Whereas, the parties to this amendment wish to modify the value guarantee rights under the Agreement;
The parties hereby agree as follows:
1.	The definition of “Floor” in Section 1.01 of the Agreement is hereby deleted and replaced with “$19.50”.

2.	The definition of “Settlement Date” in Section 1.01 of the Agreement is hereby deleted and replaced with “The first Business Day that falls on or after the 30th calendar day after the Window Opening Date”.

3.	A new definition is hereby added to Section 1.01 of the Agreement as follows: “‘Earnings Release Date’ means the date on which Weatherford publicly announces its quarterly earnings for the quarter ended September 30, 2010, which is expected to be on or about October 19, 2010.”

4.	A new definition is hereby added to Section 1.01 of the Agreement as follows: “‘Window Opening Date’ means the earlier of November 1, 2010 and the third Business Day following the Earnings Release Date.”

5.	The following words are hereby inserted in Section 5.15(a) immediately after the opening words “If at any time”: “prior to May 21, 2010 or at any time on or after the Window Opening Date and”

6.	The following is hereby added to the end of paragraph 5.15(e): “or (iii) any Consideration Shares sold on or after May 21, 2010 and before the Window Opening Date or (iv) any Consideration Shares acquired by Weatherford pursuant to paragraph 5.15(i)”.

7.	Paragraph 5.15(f) is hereby deleted in its entirety and replaced with, “Any Guaranty Payment must be made to any Eligible Seller owed such a Guarantee Payment in cash by electronic transfer to the account of each such Eligible Seller which shall have been specified by Seller.”

8.	Paragraph 5.15(g) is hereby deleted in its entirety and replaced with, “[Deleted by amendment]”.

9.	Immediately following the paragraph originally numbered 5.15(h), a new paragraph 5.15(i) is added as follows:
“(i) At any time on or after May 21, 2010 and on or before June 29, 2010, Weatherford may notify any Eligible Seller that it is electing to acquire any or all of the Consideration Shares still held by such Eligible Seller at a cash purchase price of $18.70 per share. Weatherford’s notice shall state the number of shares it is electing to purchase or that it is electing to purchase all remaining Consideration Shares held by the applicable Eligible Seller. On the third Business Day following delivery of such notice, Weatherford shall deliver to the applicable Eligible Seller a cash amount equal to $18.70 multiplied by the number of Consideration Shares set forth in the notice referred to above in USD in immediately available funds by electronic transfer to the account designated by the applicable Eligible Seller, and upon receipt of such payment, such applicable Eligible Seller shall deliver such Consideration Shares to Weatherford.
10.	Immediately following the new paragraph numbered 5.15(i), a further new paragraph 5.15(j) is added as follows:
“(j) Sections 5(f) and 6 of the Registration Rights Agreement and the definition of the term “Blackout Period” in Section 1 thereof shall not apply during the period commencing on the Window Opening Date and ending on the Settlement Date.”
11.	Immediately following the new paragraph numbered 5.15(j), a further new paragraph 5.15(k) is added as follows:
“(k) Notwithstanding Section 11.10(a), Purchaser and its Affiliates shall not, unless required by Applicable Law, withhold any amount in respect of Swiss withholding Taxes from any amount payable to Seller or any of its Affiliates in respect of the purchase by Purchaser or any of its Affiliates of any Consideration Shares. The Parties agree that an amount is required to be withheld in respect of Swiss withholding Taxes under Applicable Law to the extent that a Swiss withholding Tax obligation actually arises under Swiss law because:
(i)	Purchaser or its Affiliates cancels any Consideration Shares it purchases;

(ii)	Purchaser or its Affiliates exceeds the applicable maximum acquisition threshold as provided from time to time under the Swiss commercial law (Code des obligations) on its article 659 and the Federal Withholding Tax Act of 13 October 1965 (Switzerland), as amended (“WTA”);

(iii)	Purchaser or its Affiliates holds any Consideration Shares it purchases (a) for a period in excess of the permitted holding period of six (6) years, subject to possible interruption as per Article 4a(3) of the WTA, from the date of their purchase, or (b) where the applicable maximum acquisition threshold referred to in Section 11(k)(ii) is twenty (20) percent, in respect of the first ten (10) percent, a period in excess of six (6) years from the date of purchase by Purchaser or its Affiliates of any Consideration Shares (Article 4A of the WTA) and in respect of the second ten (10) percent, a period in excess of two (2) years from the date of purchase by Purchaser or its Affiliates of any Consideration Shares (Paragraph 2 of Article 659 of the Swiss Code of Obligations); or
(iv)	the purchase of any Consideration Shares by the Purchaser or its Affiliates is classified as a dividend subject to Swiss withholding Tax under any other provisions of Swiss tax law.
If an amount is required to be withheld or deducted in respect of Swiss withholding Tax by Applicable Law, the Purchaser or its Affiliates (as applicable) shall increase the purchase price payable to Seller or its Affiliates for the Consideration Shares by such additional amount as will ensure that the net amount the Seller or its Affiliates (as applicable) receives equals the full amount which it would have received had the deduction or withholding tax not been required. The Purchaser shall, however, pay directly such additional amount to the Federal Tax Administration as Federal withholding Tax owed on the amount paid to Seller or its Affiliates for the purchase of the Consideration Shares. To the extent Purchaser or its Affiliates is required to pay additional amounts under this Section 5.15(k), Seller and its Affiliates shall use reasonable best efforts (including the making of a claim for a refund to the extent a refund should be available) to recover, reduce or otherwise eliminate the amount of any Swiss withholding Tax. In order to claim a refund of Swiss withholding Tax under an applicable tax treaty, if any, Seller agrees to book the additional amount payable under this Section 5.15(k) as additional proceeds from the sale of the Consideration Shares. If Seller or its Affiliates obtains a refund of any Swiss withholding Tax levied on the purchase price of the Consideration Shares, Seller and its Affiliates shall promptly pay such amount to Purchaser in full, but net of any income or capital gain taxes (if they are due and subject to the possibility to credit the Swiss withholding Tax) in respect of such refund receipt by the Seller and/or its Affiliates or in respect of such refund payment by the Seller and its Affiliates to the Purchaser.”
12.	The provisions of Article XI of the Agreement are incorporated herein mutatis mutandi. The remaining provisions of the Agreement remain in effect unaltered in accordance with their terms, and Novy specifically acknowledges its obligations under Section 5.10 of the Agreement.
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Executed effective as of the date first written above.
Novy Investments Limited

By:	/s/ Stella Raouna

Name:	Stella Raouna

Title:	Director

By:	/s/ Michalis Kramvis

Name:	Michalis Kramvis

Title:	Director

Weatherford International Ltd. (Swiss)

By:	/s/ Joseph C. Henry

Name:	Joseph C. Henry

Title:	Vice President

Weatherford International Ltd. (Bermuda)

By:	/s/ Joseph C. Henry

Name:	Joseph C. Henry

Title:	Vice President